Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces First Quarter Fiscal 2026
Results of Operations
Highlights
▪Korn Ferry reports Q1 FY'26 fee revenue of $708.6 million, an increase of 5% year-over-year at actual, and 4% at constant currency.
◦Fee revenue grew year-over-year in each Solution, led by Professional Search & Interim (10% actual) and Executive Search (8% actual).
▪Net income attributable to Korn Ferry was $66.6 million, an increase of 6% year-over-year, with a margin of 9.4%, an increase of 10bps year-over-year.
▪Adjusted EBITDA was $120.4 million, an increase of 8% year-over-year, with a margin of 17.0%, an increase of 50bps year-over-year.
▪Diluted and adjusted diluted earnings per share were $1.26 and $1.31 in Q1 FY'26, up 8% and 11% year-over-year, respectively.
▪The Company repurchased 145,770 shares of stock during the quarter for $9.9 million.
Los Angeles, CA, September 9, 2025 – Korn Ferry (NYSE: KFY), a global consulting firm, today announced first quarter fee revenue of $708.6 million. In addition, first quarter diluted earnings per share was $1.26 and adjusted diluted earnings per share was $1.31.
“I am pleased with our company’s performance. When looking at our results over the last few quarters—even amid all of the choppiness that has encircled the labor and economic environment—it’s clear that our strategy is working,” said Gary D. Burnison, CEO, Korn Ferry. “Today we are driving performance with a far more sophisticated, holistic approach that brings together our expertise, robust IP and relevant solutions in every major region of the world to solve our clients’ most pressing challenges. When one considers our diversification strategy and the demographic shifts alone, the opportunity for Korn Ferry is immense.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’26	FY’25
Fee revenue	$708.6	$674.9
Total revenue	$715.5	$682.8
Estimated remaining fees under existing contracts (b)	$1,674.1	$1,532.6
Net income attributable to Korn Ferry	$66.6	$62.6
Net income attributable to Korn Ferry margin	9.4%	9.3%
Basic earnings per share	$1.28	$1.19
Diluted earnings per share	$1.26	$1.17

Adjusted Results (c):	First Quarter
	FY’26	FY’25
Adjusted EBITDA	$120.4	$111.2
Adjusted EBITDA margin	17.0%	16.5%
Adjusted net income attributable to Korn Ferry (d)	$69.2	$63.1
Adjusted basic earnings per share (d)	$1.33	$1.20
Adjusted diluted earnings per share (d)	$1.31	$1.18
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, restructuring charges, net and management separation charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’26	FY’25
Integration/acquisition costs	$1.5	$1.1
(d)Excludes $2.0 million of accelerated depreciation associated with the decision to sunset our Digital platform once our Korn Ferry Talent Suite platform is introduced, which we expect in the third quarter of fiscal 2026. Amount is included in the Company's US GAAP results but excluded from the Adjusted results.
The Company reported fee revenue in Q1 FY'26 of $708.6 million, an increase of 5% year-over-year (up 4.0% at constant currency).
Net income attributable to Korn Ferry was $66.6 million with a margin of 9.4% in Q1 FY'26, compared to net income attributable to Korn Ferry of $62.6 million with a margin of 9.3%, in Q1 FY'25, an increase of 10bps compared to the year-ago quarter. Net income attributable to Korn Ferry increased from the year-ago quarter primarily due to an increase in fee revenue.
Adjusted EBITDA was $120.4 million in Q1 FY'26 compared to $111.2 million in Q1 FY'25. Adjusted EBITDA margin was 17.0% in Q1 FY'26, an increase of 50bps compared to the year-ago quarter, also primarily due to an increase in fee revenue.

Results by Solution
Selected Consulting Data
(dollars in millions) (a)

	First Quarter
	FY’26	FY’25
Fee revenue	$170.0	$167.9
Total revenue	$172.7	$170.8

Estimated remaining fees under existing contracts (b)	$372.3	$349.3
Ending number of consultants and execution staff (c)	1,550	1,663
Hours worked in thousands (d)	367	395
Average bill rate (e)	$463	$425

Adjusted Results:	First Quarter
	FY’26	FY’25
Adjusted EBITDA	$28.8	$29.3
Adjusted EBITDA margin	17.0%	17.5%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents number of employees originating, delivering and executing consulting services.
(d)The number of hours worked by consultant and execution staff during the period.
(e)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
Fee revenue was $170.0 million in Q1 FY'26 compared to $167.9 million in Q1 FY'25, an increase of $2.1 million or 1%. The year-over-year increase in Consulting fee revenue was primarily driven by a 9% increase in average bill rates, resulting from the continuing shift to larger and longer duration engagements, partially offset by slower client consumption of backlog engagements.
Adjusted EBITDA was $28.8 million in Q1 FY'26 compared to $29.3 million in the year-ago quarter. Adjusted EBITDA margin in the quarter decreased year-over-year by 50bps to 17.0%.

Selected Digital Data
(dollars in millions) (a)

	First Quarter
	FY’26	FY’25
Fee revenue	$89.2	$88.2
Total revenue	$89.2	$88.2

Estimated remaining fees under existing contracts (b)	$398.0	$372.1
Ending number of consultants	225	259
Subscription & License fee revenue	$37.2	$34.1

Adjusted Results:	First Quarter
	FY’26	FY’25
Adjusted EBITDA	$27.6	$26.6
Adjusted EBITDA margin	31.0%	30.2%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
Fee revenue was $89.2 million in Q1 FY'26 compared to $88.2 million in Q1 FY'25, up 1% year-over-year while down 1% at constant currency.
Adjusted EBITDA was $27.6 million in Q1 FY'26, compared to $26.6 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 80bps to 31.0%.

Selected Executive Search Data(a)
(dollars in millions) (b)

	First Quarter
	FY’26	FY’25
Fee revenue	$224.3	$208.6
Total revenue	$226.3	$210.4

Estimated remaining fees under existing contracts (c)	$66.6	$61.5
Ending number of consultants	574	559
Average number of consultants	567	551
Engagements billed	3,751	3,448
New engagements (d)	1,596	1,556

Adjusted Results (e):	First Quarter
	FY’26	FY’25
Adjusted EBITDA	$57.5	$49.4
Adjusted EBITDA margin	25.6%	23.7%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Represents new engagements opened in the respective period.
(e)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures for which no adjustments have been made in the periods shown in this table.

Fee revenue was $224.3 million in Q1 FY'26 compared to $208.6 million in Q1 FY'25, an increase of $15.7 million or 8% (up 6% at constant currency). The year-over-year increase in fee revenue was primarily driven by an increase in the number of engagements billed. The Company experienced fee revenue growth in EMEA, North America and APAC regions.
Adjusted EBITDA was $57.5 million in Q1 FY'26 compared to $49.4 million in the year-ago quarter, an increase of 16% year-over-year. Adjusted EBITDA margin increased by 190bps to 25.6% in Q1 FY'26. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to higher fee revenue.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	First Quarter
	FY’26	FY’25
Fee revenue	$133.9	$121.7
Total revenue	$135.1	$122.7

Permanent Placement:
Fee revenue	$54.7	$52.2
Estimated remaining fees under existing contracts (b)	$15.2	$14.2
Engagements billed	1,853	1,820
New engagements (c)	963	972
Ending number of consultants	299	319
Interim:
Fee revenue	$79.2	$69.5
Estimated remaining fees under existing contracts (b)	$93.3	$79.4
Average bill rate (d)	$138	$133
Average weekly billable consultants (e)	1,219	1,068

Adjusted Results (f):	First Quarter
	FY’26	FY’25
Adjusted EBITDA	$28.0	$25.7
Adjusted EBITDA margin	20.9%	21.1%
_____________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents new engagements opened in the respective period.
(d)Fee revenue from interim divided by the number of hours worked by consultants.
(e)The number of billable consultants based on a weekly average in the respective period.
(f)Adjusted results exclude the following:

	First Quarter
	FY’26	FY’25
Integration/acquisition costs	$1.5	$1.1
Fee revenue was $133.9 million in Q1 FY'26 compared to $121.7 million in Q1 FY'25, an increase of $12.2 million or 10% in both actual and constant currency. Fee revenue increased primarily due to higher fee revenue from Interim associated with the acquisition of Trilogy International effective November 1, 2024.
Adjusted EBITDA was $28.0 million in Q1 FY'26 compared to $25.7 million in the year-ago quarter. Adjusted EBITDA margin was 20.9%, essentially flat year-over-year.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	First Quarter
	FY’26	FY’25
Fee revenue	$91.3	$88.5
Total revenue	$92.2	$90.7

Estimated remaining fees under existing contracts (b)	$728.8	$656.1
RPO new business (c)	$99.3	$103.6

Adjusted Results:	First Quarter
	FY’26	FY’25
Adjusted EBITDA	$14.3	$12.5
Adjusted EBITDA margin	15.7%	14.1%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
Fee revenue was $91.3 million in Q1 FY'26 compared to $88.5 million in Q1 FY'25, an increase of $2.8 million or 3% (up 1% at constant currency). RPO fee revenue increased primarily due to new logo clients in North America.
Adjusted EBITDA was $14.3 million in Q1 FY'26 compared to $12.5 million in the year-ago quarter. Adjusted EBITDA margin increased 160bps to 15.7% in Q1 FY'26. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from an increase in fee revenue.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q2 FY’26 fee revenue is expected to be in the range of $690 million and $710 million; and
▪Q2 FY’26 diluted earnings per share is expected to range between $1.10 to $1.16.
On a consolidated adjusted basis:
▪Q2 FY’26 adjusted diluted earnings per share is expected to be in the range from $1.23 to $1.33.

	Q2 FY’26 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.10	$1.16
Integration/acquisition costs and accelerated depreciation on Digital platform	0.19	0.23
Tax rate impact	(0.06)	(0.06)
Consolidated adjusted diluted earnings per share(1)	$1.23	$1.33
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected impacts of sunsetting our Digital platform, expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, impact of global events on our business, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property, our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs and cost associated with accelerated depreciation on our Digital platform, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs and cost associated with accelerated depreciation on our Digital platform, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business and 2) accelerated depreciation associated with the decision to sunset our Digital platform after introducing our Korn Ferry Talent Suite platform, which is expected in the third quarter of fiscal 2026. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended July 31,
	2025	2024

	(unaudited)
Fee revenue	$708,613	$674,946
Reimbursed out-of-pocket engagement expenses	6,930	7,815
Total revenue	715,543	682,761

Compensation and benefits	461,411	451,775
General and administrative expenses	63,874	59,999
Reimbursed expenses	6,930	7,815
Cost of services	77,194	67,544
Depreciation and amortization	22,686	19,578
Total operating expenses	632,095	606,711

Operating income	83,448	76,050
Other income, net	12,752	14,505
Interest expense, net	(3,516)	(3,945)
Income before provision for income taxes	92,684	86,610
Income tax provision	25,250	22,354
Net income	67,434	64,256
Net income attributable to noncontrolling interest	(798)	(1,652)
Net income attributable to Korn Ferry	$66,636	$62,604

Earnings per common share attributable to Korn Ferry:
Basic	$1.28	$1.19
Diluted	$1.26	$1.17

Weighted-average common shares outstanding:
Basic	51,466	51,950
Diluted	52,368	52,745

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2025	2024	% Change
Fee revenue:
Consulting	$169,962	$167,870	1.2%
Digital	89,198	88,180	1.2%
Executive Search:
North America	139,654	134,752	3.6%
EMEA	53,781	45,981	17.0%
Asia Pacific	24,701	20,579	20.0%
Latin America	6,117	7,323	(16.5%)
Total Executive Search (a)	224,253	208,635	7.5%
Professional Search & Interim	133,901	121,741	10.0%
RPO	91,299	88,520	3.1%
Total fee revenue	708,613	674,946	5.0%
Reimbursed out-of-pocket engagement expenses	6,930	7,815	(11.3%)
Total revenue	$715,543	$682,761	4.8%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31, 2025	April 30, 2025 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$684,855	$1,006,964
Marketable securities	36,277	36,388
Receivables due from clients, net of allowance for doubtful accounts of $41,497 and $40,461 at July 31, 2025 and April 30, 2025, respectively	600,362	565,255
Income taxes and other receivables	47,062	38,394
Unearned compensation	64,033	61,649
Prepaid expenses and other assets	58,313	41,488
Total current assets	1,490,902	1,750,138

Marketable securities, non-current	242,162	233,626
Property and equipment, net	179,491	173,610
Operating lease right-of-use assets, net	143,262	152,712
Cash surrender value of company-owned life insurance policies, net of loans	268,556	252,621
Deferred income taxes	139,212	144,560
Goodwill	948,659	948,832
Intangible assets, net	64,043	70,193
Unearned compensation, non-current	124,817	106,965
Investments and other assets	29,493	27,967
Total assets	$3,630,597	$3,861,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$55,058	$58,884
Income taxes payable	23,585	23,079
Compensation and benefits payable	266,671	530,473
Operating lease liability, current	36,318	38,573
Other accrued liabilities	292,768	304,589
Total current liabilities	674,400	955,598

Deferred compensation and other retirement plans	504,867	477,770
Operating lease liability, non-current	126,429	131,762
Long-term debt	397,939	397,736
Deferred tax liabilities	6,737	5,981
Other liabilities	21,412	20,238
Total liabilities	1,731,784	1,989,085

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 79,124 and 78,264 shares issued and 51,770 and 51,458 shares outstanding at July 31, 2025 and April 30, 2025, respectively	351,238	364,425
Retained earnings	1,628,701	1,588,274
Accumulated other comprehensive loss, net	(87,851)	(86,243)
Total Korn Ferry stockholders' equity	1,892,088	1,866,456
Noncontrolling interest	6,725	5,683
Total stockholders' equity	1,898,813	1,872,139
Total liabilities and stockholders' equity	$3,630,597	$3,861,224
(1) information is derived from audited financial statements included in our most recently filed Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2025	2024

Net income attributable to Korn Ferry	$66,636	$62,604
Net income attributable to non-controlling interest	798	1,652
Net income	67,434	64,256
Income tax provision	25,250	22,354
Income before provision for income taxes	92,684	86,610
Interest expense, net	3,516	3,945
Depreciation and amortization	22,686	19,578
Integration/acquisition costs (1)	1,508	1,076
Adjusted EBITDA	$120,394	$111,209

Net income attributable to Korn Ferry margin	9.4%	9.3%
Net income attributable to non-controlling interest	0.1%	0.2%
Income tax provision	3.6%	3.3%
Interest expense, net	0.5%	0.6%
Depreciation and amortization	3.2%	2.9%
Integration/acquisition costs (1)	0.2%	0.2%
Adjusted EBITDA margin	17.0%	16.5%

Net income attributable to Korn Ferry	$66,636	$62,604
Integration/acquisition costs (1)	1,508	1,076
Accelerated depreciation on Digital platform (2)	1,977	—
Tax effect on the adjusted items (3)	(883)	(560)
Adjusted net income attributable to Korn Ferry	$69,238	$63,120

Basic earnings per common share	$1.28	$1.19
Integration/acquisition costs (1)	0.03	0.02
Accelerated depreciation on Digital platform (2)	0.04	—
Tax effect on the adjusted items (3)	(0.02)	(0.01)
Adjusted basic earnings per share	$1.33	$1.20

Diluted earnings per common share	$1.26	$1.17
Integration/acquisition costs (1)	0.03	0.02
Accelerated depreciation on Digital platform (2)	0.04	—
Tax effect on the adjusted items (3)	(0.02)	(0.01)
Adjusted diluted earnings per share	$1.31	$1.18
Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with accelerated depreciation associated with the decision to sunset our Digital platform upon the introduction of our Korn Ferry Talent Suite platform, which is expected in the third quarter of fiscal 2026.
(3)Tax effect on integration/acquisition costs and accelerated depreciation on Digital platform.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$66,636	9.4%			$62,604	9.3%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$169,962	$172,699	$28,809	17.0%	$167,870	$170,767	$29,294	17.5%
Digital	89,198	89,245	27,607	31.0%	88,180	88,211	26,623	30.2%
Executive Search:
North America	139,654	141,215	41,240	29.5%	134,752	136,087	35,098	26.0%
EMEA	53,781	54,081	9,143	17.0%	45,981	46,276	7,265	15.8%
Asia Pacific	24,701	24,839	5,535	22.4%	20,579	20,704	4,218	20.5%
Latin America	6,117	6,139	1,540	25.2%	7,323	7,326	2,798	38.2%
Total Executive Search	224,253	226,274	57,458	25.6%	208,635	210,393	49,379	23.7%
Professional Search & Interim	133,901	135,141	28,027	20.9%	121,741	122,730	25,706	21.1%
RPO	91,299	92,184	14,342	15.7%	88,520	90,660	12,494	14.1%
Corporate	—	—	(35,849)		—	—	(32,287)
Consolidated	$708,613	$715,543	$120,394	17.0%	$674,946	$682,761	$111,209	16.5%